Exhibit 99.1

OP BANCORP REPORTS NET INCOME FOR 2024 SECOND QUARTER
OF $5.4 MILLION AND DILUTED EARNINGS PER SHARE OF $0.36

2024 Second Quarter Highlights compared with 2024 First Quarter:
•Financial Results:
◦Net income of $5.4 million, a 4.0% increase compared to $5.2 million
◦Diluted earnings per share of $0.36, a 5.9% increase compared to $0.34
◦Net interest income of $16.2 million, compared to $16.0 million
◦Net interest margin of 2.96%, compared to 3.06%
◦Provision for credit losses of $617 thousand, compared to $145 thousand
◦Total assets of $2.29 billion, a 2.5% increase compared to $2.23 billion
◦Gross loans of $1.87 billion, a 3.6% increase compared to $1.80 billion
◦Total deposits of $1.94 billion, a 2.4% increase compared to $1.90 billion
•Credit Quality:
◦Allowance for credit losses to gross loans of 1.22%, compared to 1.23%
◦Net charge-offs(1) to average gross loans(2) of (0.00)%, compared to 0.01%
◦Loans past due 30-89 days to gross loans of 0.36%, compared to 0.22%
◦Nonperforming loans to gross loans of 0.23%, compared to 0.24%
◦Criticized loans(3) to gross loans of 0.88%, compared to 0.64%
•Capital Levels:
◦Remained well-capitalized with a Common Equity Tier 1 (“CET1”) ratio of 12.01%
◦Book value per common share increased to $13.22, compared to $13.00
◦Repurchased 224,321 shares of common stock at an average price of $9.64 per share
◦Paid quarterly cash dividend of $0.12 per share for the periods
___________________________________________________________
(1)    Annualized.
(2)    Includes loans held for sale.
(3)    Includes special mention, substandard, doubtful, and loss categories.
LOS ANGELES, July 25, 2024 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank (the “Bank”), today reported its financial results for the second quarter of 2024. Net income for the second quarter of 2024 was $5.4 million, or $0.36 per diluted common share, compared with $5.2 million, or $0.34 per diluted common share, for the first quarter of 2024, and $6.1 million, or $0.39 per diluted common share, for the second quarter of 2023.

Min Kim, President and Chief Executive Officer:

“Even with the extended pressure on the business and banking environment, we continued to grow our loans and deposits while improving net income and earnings per share over the last quarter. Our net interest margin was controlled with a slight decline while our credit quality remained strong. We remain optimistic about our future growth and performance and will continue to focus on executing our strategic goals while maintaining an optimal risk profile,” said Min Kim, President and Chief Executive.

SELECTED FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)	As of and For the Three Months Ended			% Change 2Q2024 vs.
	2Q2024	1Q2024	2Q2023	1Q2024	2Q2023
Selected Income Statement Data:
Net interest income	$16,194	$15,979	$17,252	1.3%	(6.1)%
Provision for credit losses	617	145	—	325.5	n/m
Noninterest income	4,184	3,586	3,605	16.7	16.1
Noninterest expense	12,189	12,157	12,300	0.3	(0.9)
Income tax expense	2,136	2,037	2,466	4.9	(13.4)
Net income	5,436	5,226	6,091	4.0	(10.8)
Diluted earnings per share	0.36	0.34	0.39	5.9	(7.7)
Selected Balance Sheet Data:
Gross loans	$1,870,106	$1,804,987	$1,716,197	3.6%	9.0%
Total deposits	1,940,821	1,895,411	1,859,639	2.4	4.4
Total assets	2,290,680	2,234,520	2,151,701	2.5	6.5
Average loans(1)	1,843,284	1,808,932	1,725,764	1.9	6.8
Average deposits	1,970,320	1,836,331	1,817,101	7.3	8.4
Credit Quality:
Nonperforming loans	$4,389	$4,343	$3,447	1.1%	27.3%
Nonperforming loans to gross loans	0.23%	0.24%	0.20%	(0.01)	0.03
Criticized loans(2) to gross loans	0.88	0.64	0.44	0.24	0.44
Net charge-offs (recoveries)(3) to average gross loans(1)	(0.00)	0.01	0.00	(0.01)	(0.00)
Allowance for credit losses to gross loans	1.22	1.23	1.21	(0.01)	0.01
Allowance for credit losses to nonperforming loans	519	510	603	9.00	(84.00)
Financial Ratios:
Return on average assets(3)	0.95%	0.96%	1.15%	(0.01)%	(0.20)%
Return on average equity(3)	11.23	10.83	13.27	0.40	(2.04)
Net interest margin(3)	2.96	3.06	3.40	(0.10)	(0.44)
Efficiency ratio(4)	59.81	62.14	58.97	(2.33)	0.84
Common equity tier 1 capital ratio	12.01	12.34	11.92	(0.33)	0.09
Leverage ratio	9.28	9.65	9.50	(0.37)	(0.22)
Book value per common share	$13.22	$13.00	$12.16	1.7	8.7

(1)Includes loans held for sale.
(2)Includes special mention, substandard, doubtful, and loss categories.
(3)Annualized.
(4)Represents noninterest expense divided by the sum of net interest income and noninterest income.

INCOME STATEMENT HIGHLIGHTS
Net Interest Income and Net Interest Margin

($ in thousands)	For the Three Months Ended			% Change 2Q2024 vs.
	2Q2024	1Q2024	2Q2023	1Q2024	2Q2023
Interest Income
Interest income	$34,357	$32,913	$30,102	4.4%	14.1%
Interest expense	18,163	16,934	12,850	7.3	41.3
Net interest income	$16,194	$15,979	$17,252	1.3%	(6.1)%

($ in thousands)	For the Three Months Ended						Yield Change 2Q2024 vs.
	2Q2024		1Q2024		2Q2023
	Interest and Fees	Yield/Rate(1)	Interest and Fees	Yield/Rate(1)	Interest and Fees	Yield/Rate(1)	1Q2024	2Q2023
Interest-earning Assets:
Loans	$30,605	6.67%	$30,142	6.69%	$27,288	6.34%	(0.02)%	0.33%
Total interest-earning assets	34,357	6.29	32,913	6.32	30,102	5.94	(0.03)	0.35
Interest-bearing Liabilities:
Interest-bearing deposits	17,343	4.84	15,675	4.77	11,920	3.98	0.07	0.86
Total interest-bearing liabilities	18,163	4.81	16,934	4.76	12,850	4.01	0.05	0.80
Ratios:
Net interest income / interest rate spreads	16,194	1.48	15,979	1.56	17,252	1.93	(0.08)	(0.45)
Net interest margin		2.96		3.06		3.40	(0.10)	(0.44)
Total deposits / cost of deposits	17,343	3.54	15,675	3.43	11,920	2.63	0.11	0.91
Total funding liabilities / cost of funds	18,163	3.57	16,934	3.50	12,850	2.71	0.07	0.86

(1)Annualized.

($ in thousands)	For the Three Months Ended						Yield Change 2Q2024 vs.
	2Q2024		1Q2024		2Q2023
	Interest & Fees	Yield(1)	Interest & Fees	Yield(1)	Interest & Fees	Yield(1)	1Q2024	2Q2023
Loan Yield Component:
Contractual interest rate	$29,719	6.48%	$28,877	6.41%	$26,411	6.13%	0.07%	0.35%
SBA loan discount accretion(2)	1,087	0.24	881	0.20	1,078	0.25	0.04	(0.01)
Amortization of net deferred fees	(44)	(0.01)	54	0.01	16	0.01	(0.02)	(0.02)
Amortization of premium	(396)	(0.09)	(428)	(0.10)	(452)	(0.11)	0.01	0.02
Net interest recognized on nonaccrual loans	(3)	—	492	0.11	40	0.01	(0.11)	(0.01)
Prepayment penalties and other fees(3)	242	0.05	266	0.06	195	0.05	(0.01)	—
Yield on loans	$30,605	6.67%	$30,142	6.69%	$27,288	6.34%	(0.02)%	0.33%

(1)Annualized.

(2)Includes discount accretion from SBA loan payoffs of $564 thousand, $345 thousand and $459 thousand for the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively.
(3)Includes prepayment penalty income of $26 thousand, $115 thousand and $110 thousand for the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively, from Commercial Real Estate (“CRE”) and Commercial and Industrial (“C&I”) loans.

Second Quarter 2024 vs. First Quarter 2024
Net interest income increased $215 thousand, or 1.3%, primarily due to higher interest income on deposits in other banks and loans, coupled with lower interest expense on borrowings, but partially offset by higher interest expense on interest-bearing deposits. Net interest margin was 2.96%, a decrease of 10 basis points from 3.06%.
◦An $858 thousand increase in interest income on interest-bearing deposits in other banks was primarily due to a $62.9 million, or 86.2%, increase in average balance.
◦A $463 thousand increase in interest income on loans was primarily due to a $34.4 million, or 1.9%, increase in average balance.
◦A $439 thousand decrease in interest expense on borrowings was primarily due to a $31.4 million, or 28.9%, decrease in average balance.
◦A $1.7 million increase in interest expense on interest-bearing deposits was primarily due to a $119.3 million, or 9.0%, increase in average balance.

Second Quarter 2024 vs. Second Quarter 2023
Net interest income decreased $1.1 million, or 6.1%, primarily due to higher interest expense on interest-bearing deposits, partially offset by higher interest income on loans and deposits in other banks as our deposit costs repriced quicker than our interest-earning asset yields following the Federal Reserve’s rate increases. Net interest margin was 2.96%, a decrease of 44 basis points from 3.40%.
◦A $5.4 million increase in interest expense on interest-bearing deposits was primarily due to a $239.8 million, or 20.0%, increase in average balance and a 86 basis point increase in average cost.
◦A $3.3 million increase in interest income on loans was primarily due to a $117.5 million, or 6.8%, increase in average balance and a 33 basis point increase in average yield.
◦An $844 thousand increase in interest income on interest-bearing deposits in other banks was primarily due to a $56.8 million, or 71.7%, increase in average balance and a 36 basis point increase in average yield.

Provision for Credit Losses

($ in thousands)	For the Three Months Ended
	2Q2024	1Q2024	2Q2023
Provision for credit losses on loans	$627	$193	$—
Reversal of credit losses on off-balance sheet exposure	(10)	(48)	—
Total provision for credit losses	$617	$145	$—

Second Quarter 2024 vs. First Quarter 2024
The Company recorded a $617 thousand provision for credit losses, an increase of $472 thousand, compared with a $145 thousand provision for credit losses. Provision for credit losses on loans of $627 thousand was partially offset by a $10 thousand reversal of credit losses on off-balance sheet exposure.
Provision for credit losses on loans of $627 thousand was primarily due to a $634 thousand increase in the qualitative reserve. The quantitative reserve was unchanged from the prior quarter. The increase in the qualitative reserve was primarily due to weakening economic and business conditions, increasing criticized loans, and declining collateral values for collateral dependent CRE loans.

Second Quarter 2024 vs. Second Quarter 2023
The Company recorded a $617 thousand provision for credit losses, an increase of $617 thousand, compared with no provision for credit losses.

Noninterest Income

($ in thousands)	For the Three Months Ended			% Change 2Q2024 vs.
	2Q2024	1Q2024	2Q2023	1Q2024	2Q2023
Noninterest Income
Service charges on deposits	$793	$612	$573	29.6%	38.4%
Loan servicing fees, net of amortization	575	772	595	(25.5)	(3.4)
Gain on sale of loans	2,325	1,703	2,098	36.5	10.8
Other income	491	499	339	(1.6)	44.8
Total noninterest income	$4,184	$3,586	$3,605	16.7%	16.1%

Second Quarter 2024 vs. First Quarter 2024
Noninterest income increased $598 thousand, or 16.7%, primarily due to higher gain on sale of loans and higher service charges on deposits, offset by lower loan servicing fee.
◦Gain on sale of loans was $2.3 million, an increase of $622 thousand from $1.7 million, primarily due to a higher Small Business Administration (“SBA”) loan sold amount and a higher average premium on sales. The Bank sold $32.1 million in SBA loans at an average premium rate of 8.58%, compared to the sale of $24.8 million at an average premium rate of 8.33%.

◦Service charges on deposits was $793 thousand, an increase of $181 thousand from $612 thousand, primarily due to an increase in deposit analysis fees from an increase in the number of analysis accounts.
◦Loan servicing fees, net of amortization, was $575 thousand, a decrease of $197 thousand from $772 thousand, primarily due to an increase in servicing fee amortization driven by higher loan payoffs in loan servicing portfolio.

Second Quarter 2024 vs. Second Quarter 2023
Noninterest income increased $579 thousand, or 16.1%, primarily due to higher gain on sale of loans, higher service charges on deposits and higher other income.
◦Gain on sale of loans was $2.3 million, an increase of $227 thousand from $2.1 million, primarily due to a higher average premium rate. The Bank sold $32.1 million in SBA loans at an average premium rate of 8.58%, compared to the sale of $36.8 million at an average premium rate of 6.64%.
◦Service charges on deposits was $793 thousand, an increase of $220 thousand from $573 thousand, primarily due to an increase in deposit analysis fees from an increase in the number of analysis accounts.
◦Other income was $491 thousand, an increase of $152 thousand from $339 thousand, primarily due to an increase of $98 thousand in credit related fee income.

Noninterest Expense

($ in thousands)	For the Three Months Ended			% Change 2Q2024 vs.
	2Q2024	1Q2024	2Q2023	1Q2024	2Q2023
Noninterest Expense
Salaries and employee benefits	$7,568	$7,841	$7,681	(3.5)%	(1.5)%
Occupancy and equipment	1,660	1,655	1,598	0.3	3.9
Data processing and communication	530	487	546	8.8	(2.9)
Professional fees	406	395	381	2.8	6.6
FDIC insurance and regulatory assessments	378	374	420	1.1	(10.0)
Promotion and advertising	151	149	159	1.3	(5.0)
Directors’ fees	178	157	210	13.4	(15.2)
Foundation donation and other contributions	539	540	594	(0.2)	(9.3)
Other expenses	779	559	711	39.4	9.6
Total noninterest expense	$12,189	$12,157	$12,300	0.3%	(0.9)%

Second Quarter 2024 vs. First Quarter 2024
Noninterest expense increased $32 thousand, or 0.3%, primarily due to higher other expenses and data processing and communication, partially offset by lower salaries and employee benefits.
◦Other expenses increased $220 thousand, primarily due to an increase of $147 thousand in business development expense related to the addition of deposit analysis accounts and an increase of $84 thousand in Other Real Estate Owned (“OREO”) expense.
◦Data processing and communication increased $43 thousand, primarily due to an accrual adjustment made in the prior quarter for credits received on data processing fees.
◦Salaries and employee benefits decreased $273 thousand, primarily due to decreases in employer payroll taxes, employee incentive accruals, and employee vacation accruals.

Second Quarter 2024 vs. Second Quarter 2023
Noninterest expense decreased $111 thousand, or 0.9%, primarily due to lower salaries and employee benefits and foundation donation and other contributions, partially offset by higher other expenses.
◦Salaries and employee benefits decreased $113 thousand, primarily due to decreases in employee incentive accruals and employee vacation accruals.
◦Foundation donations and other contributions decreased $55 thousand, primarily due to a lower donation accrual for Open Stewardship as a result of lower net income.
◦Other expenses increased $68 thousand, primarily due to an increase of $84 thousand in OREO expense.

Income Tax Expense

Second Quarter 2024 vs. First Quarter 2024
Income tax expense was $2.1 million and the effective tax rate was 28.2%, compared to income tax expense of $2.0 million and the effective rate of 28.0%. The increase in income tax expense was in line with the increase in income before income taxes.

Second Quarter 2024 vs. Second Quarter 2023
Income tax expense was $2.1 million and the effective tax rate was 28.2%, compared to income tax expense of $2.5 million and an effective rate of 28.8%. The decrease in the effective tax rate was primarily due to an increased tax benefits from an increase in low income housing tax credit investments.

BALANCE SHEET HIGHLIGHTS

Loans

($ in thousands)	As of			% Change 2Q2024 vs.
	2Q2024	1Q2024	2Q2023	1Q2024	2Q2023
CRE loans	$931,284	$905,534	$847,863	2.8%	9.8%
SBA loans	242,395	247,550	238,785	(2.1)	1.5
C&I loans	188,557	147,508	112,160	27.8	68.1
Home mortgage loans	506,873	502,995	516,226	0.8	(1.8)
Consumer & other loans	997	1,400	1,163	(28.8)	(14.3)
Gross loans	$1,870,106	$1,804,987	$1,716,197	3.6%	9.0%

The following table presents new loan originations based on loan commitment amounts for the periods indicated:

($ in thousands)	For the Three Months Ended			% Change 2Q2024 vs.
	2Q2024	1Q2024	2Q2023	1Q2024	2Q2023
CRE loans	$41,990	$44,595	$29,976	(5.8)%	40.1%
SBA loans	24,142	52,379	34,312	(53.9)	(29.6)
C&I loans	21,271	22,124	25,650	(3.9)	(17.1)
Home mortgage loans	13,720	2,478	22,788	453.7	(39.8)
Gross loans	$101,123	$121,576	$112,726	(16.8)%	(10.3)%

The following table presents changes in gross loans by loan activity for the periods indicated:

($ in thousands)	For the Three Months Ended
	2Q2024	1Q2024	2Q2023
Loan Activities:
Gross loans, beginning	$1,804,987	$1,765,845	$1,692,485
New originations	101,123	121,576	112,726
Net line advances	43,488	16,965	(25,961)
Purchases	—	—	6,359
Sales	(32,102)	(32,106)	(36,791)
Paydowns	(19,710)	(24,557)	(17,210)
Payoffs	(36,902)	(28,539)	(25,969)
Decrease (increase) in loans held for sale	9,590	(14,280)	7,534
Other	(368)	83	3,024
Total	65,119	39,142	23,712
Gross loans, ending	$1,870,106	$1,804,987	$1,716,197

As of June 30, 2024 vs. March 31, 2024
Gross loans were $1.87 billion as of June 30, 2024, up $65.1 million, from March 31, 2024, primarily due to new loan originations, partially offset by loan sales, payoffs and paydowns. New loan originations, loan sales, and loan payoffs and paydowns were $101.1 million $32.1 million and $56.6 million, respectively, for the second quarter of 2024, compared with $121.6 million, $32.1 million and $53.1 million, respectively, for the first quarter of 2024.

As of June 30, 2024 vs. June 30, 2023
Gross loans were $1.87 billion as of June 30, 2024, up $153.9 million, from June 30, 2023, primarily due to new loan originations of $415.7 million, primarily offset by loan sales of $127.7 million and loan payoffs and paydowns of $211.6 million.

The following table presents the composition of gross loans by interest rate type accompanied with the weighted average contractual rates as of the periods indicated:

($ in thousands)	As of
	2Q2024		1Q2024		2Q2023
	%	Rate	%	Rate	%	Rate
Fixed rate	36.2%	5.39%	35.1%	5.17%	36.2%	4.82%
Hybrid rate	33.9	5.42	32.8	5.22	34.7	4.99
Variable rate	29.9	9.19	32.1	9.16	29.1	9.05
Gross loans	100.0%	6.54%	100.0%	6.47%	100.0%	6.11%

The following table presents the maturity of gross loans by interest rate type accompanied with the weighted average contractual rates for the periods indicated:

($ in thousands)	As of June 30, 2024
	Within One Year		One Year Through Five Years		After Five Years		Total
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Fixed rate	$155,421	6.17%	$292,706	5.11%	$229,174	5.21%	$677,301	5.39%
Hybrid rate	5,032	8.38	173,341	4.21	454,749	5.84	633,122	5.42
Variable rate	93,103	9.03	128,778	9.04	337,802	9.29	559,683	9.19
Gross loans	$253,556	7.26%	$594,825	5.70%	$1,021,725	6.84%	$1,870,106	6.54%

Allowance for Credit Losses

The following table presents allowance for credit losses and provision for credit losses as of and for the periods presented:

($ in thousands)	As of and For the Three Months Ended			Change 2Q2024 vs.
	2Q2024	1Q2024	2Q2023	1Q2024	2Q2023
Allowance for credit losses on loans, beginning	$22,129	$21,993	$20,814	$136	$1,315
Provision for credit losses	627	193	—	434	627
Gross charge-offs	—	(68)	(20)	68	20
Gross recoveries	4	11	8	(7)	(4)
Net (charge-offs) recoveries	4	(57)	(12)	61	16
Allowance for credit losses on loans, ending	$22,760	$22,129	$20,802	$631	$1,958

Allowance for credit losses on off-balance sheet exposure, beginning	$468	$516	$367	$(48)	$101
Reversal of credit losses	(10)	(48)	—	38	(10)
Allowance for credit losses on off-balance sheet exposure, ending	$458	$468	$367	$(10)	$91

Asset Quality

($ in thousands)	As of and For the Three Months Ended			Change 2Q2024 vs.
	2Q2024	1Q2024	2Q2023	1Q2024	2Q2023
Loans 30-89 days past due and still accruing	$6,652	$3,904	$5,215	70.4%	27.6%
As a % of gross loans	0.36%	0.22%	0.30%	0.14	0.06

Nonperforming loans(1)	$4,389	$4,343	$3,447	1.1%	27.3%
Nonperforming assets(1)	5,626	5,580	3,447	0.8	63.2
Nonperforming loans to gross loans	0.23%	0.24%	0.20%	(0.01)	0.03
Nonperforming assets to total assets	0.25	0.25	0.16	0.00	0.09

Criticized loans(1)(2)	$16,428	$11,564	$7,538	42.1%	117.9%
Criticized loans to gross loans	0.88%	0.64%	0.44%	0.24	0.44

Allowance for credit losses ratios:
As a % of gross loans	1.22%	1.23%	1.21%	(0.01)%	0.01%
As a % of nonperforming loans	519	510	603	9	(84)
As a % of nonperforming assets	405	397	603	8	(198)
As a % of criticized loans	139	191	276	(52)	(137)
Net charge-offs (recoveries)(3) to average gross loans(4)	(0.00)	0.01	0.00	(0.01)	(0.00)

(1)Excludes the guaranteed portion of SBA loans that are in liquidation totaling $3.5 million, $3.1 million and $5.4 million as of June 30, 2024, March 31, 2024 and June 30, 2023, respectively.
(2)Consists of special mention, substandard, doubtful and loss categories.
(3)Annualized.
(4)Includes loans held for sale.
Overall, the Bank continued to maintain low levels of nonperforming loans and net charge-offs. Our allowance remained strong with an allowance to gross loans ratio of 1.22%.
◦Loans 30-89 days past due and still accruing were $6.7 million or 0.36% of gross loans as of June 30, 2024, compared with $3.9 million or 0.22% as of March 31, 2024. The increase was due to two home mortgage loans totaling $2.2 million, one of which was paid current after the quarter, and one SBA relationship totaling $0.9 million.
◦Nonperforming loans were $4.4 million or 0.23% of gross loans as of June 30, 2024, compared with $4.3 million or 0.24% as of March 31, 2024.
◦Nonperforming assets were $5.6 million or 0.25% of total assets as of June 30, 2024, compared with $5.6 million or 0.25% as of March 31, 2024. OREO was $1.2 million as of June 30, 2024, which is secured by a mix-use property in Los Angeles Koreatown with 90% guaranteed by SBA.
◦Criticized loans were $16.4 million or 0.88% of gross loans as of June 30, 2024, compared with $11.6 million or 0.64% as of March 31, 2024. The increase was due to three Special

Mention downgrades totaling $2.1 million and five Substandard downgrades totaling $3.2 million.
◦Net recoveries were $4 thousand or 0.00% of average loans in the second quarter of 2024, compared to net charge-offs of $57 thousand, or 0.01% of average loans in the first quarter of 2024 and of $12 thousand, or 0.00% of average loans in the second quarter of 2023.

Deposits

($ in thousands)	As of						% Change 2Q2024 vs.
	2Q2024		1Q2024		2Q2023
	Amount	%	Amount	%	Amount	%	1Q2024	2Q2023
Noninterest-bearing deposits	$518,456	26.7%	$539,396	28.5%	$634,745	34.1%	(3.9)%	(18.3)%
Money market deposits and others	332,137	17.1	327,718	17.3	344,162	18.5	1.3	(3.5)
Time deposits	1,090,228	56.2	1,028,297	54.2	880,732	47.4	6.0	23.8
Total deposits	$1,940,821	100.0%	$1,895,411	100.0%	$1,859,639	100.0%	2.4%	4.4%

Estimated uninsured deposits	$860,419	44.3%	$805,523	42.5%	$805,070	43.3%	6.8%	6.9%

As of June 30, 2024 vs. March 31, 2024
Total deposits were $1.94 billion as of June 30, 2024, up $45.4 million from March 31, 2024, primarily due to increases of $61.9 million in time deposits and $4.4 million in money market deposits, offset by a $20.9 million decrease in noninterest-bearing deposit. Noninterest-bearing deposits, as a percentage of total deposits, decreased to 26.7% from 28.5%. The composition shift to time deposits driven by customers’ preference for high-rate deposit products continued but slowed to a lesser extent.
As of June 30, 2024 vs. June 30, 2023
Total deposits were $1.94 billion as of June 30, 2024, up $81.2 million from June 30, 2023, primarily driven by a $209.5 million increase in time deposits, offset by decreases of $116.3 million in noninterest-bearing deposits and $12.0 million in money market deposits. Noninterest-bearing deposits, as a percentage of total deposits, decreased to 26.7% from 34.1%. The composition shift to time deposits was primarily due to customers’ preference for high-rate deposit products driven by market rate increases as a result of the Federal Reserve’s rate increases.

The following table sets forth the maturity of time deposits as of June 30, 2024:

	As of June 30, 2024
($ in thousands)	Within Three Months	Three to Six Months	Six to Nine Months	Nine to Twelve Months	After Twelve Months	Total
Time deposits (greater than $250)	$96,968	$201,334	$145,549	$85,958	$4,048	$533,857
Time deposits ($250 or less)	155,311	188,367	102,834	77,680	32,179	556,371
Total time deposits	$252,279	$389,701	$248,383	$163,638	$36,227	$1,090,228
Weighted average rate	5.09%	5.18%	5.07%	5.16%	4.17%	5.10%

OTHER HIGHLIGHTS

Liquidity

The Company maintains ample access to liquidity, including highly liquid assets on our balance sheet and available unused borrowings from other financial institutions. The following table presents the Company's liquid assets and available borrowings as of dates presented:

($ in thousands)	2Q2024	1Q2024	2Q2023
Liquidity Assets:
Cash and cash equivalents	$127,676	$139,246	$143,761
Available-for-sale debt securities	199,205	187,225	202,250
Liquid assets	$326,881	$326,471	$346,011
Liquid assets to total assets	14.3%	14.6%	16.1%

Available borrowings:
Federal Home Loan Bank—San Francisco	$343,600	$331,917	$400,543
Federal Reserve Bank	191,421	185,913	172,316
Pacific Coast Bankers Bank	50,000	50,000	50,000
Zions Bank	25,000	25,000	25,000
First Horizon Bank	25,000	25,000	25,000
Total available borrowings	$635,021	$617,830	$672,859
Total available borrowings to total assets	27.7%	27.6%	31.3%

Liquid assets and available borrowings to total deposits	49.6%	49.8%	54.8%

Capital and Capital Ratios

On July 25, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.12 per share of its common stock. The cash dividend is payable on or about August 22, 2024 to all shareholders of record as of the close of business on August 8, 2024. The payment of the dividend is based primarily on dividends from the Bank to the Company, and future dividends will depend on the

Board’s assessment of the availability of capital levels to support the ongoing operating capital needs of both the Company and the Bank.

The Company also repurchased 224,321 shares of its common stock at an average price of $9.64 per share during the second quarter of 2024 under the stock repurchase program announced in August 2023. Since the announcement of the stock repurchase program in August 2023, the Company repurchased a total of 424,018 shares of its common stock at an average repurchase price of $9.36 per share through June 30, 2024.

	OP Bancorp(1)	Open Bank	Minimum Well Capitalized Ratio	Minimum Capital Ratio+ Conservation Buffer(2)
Risk-Based Capital Ratios:
Total risk-based capital ratio	13.26%	13.24%	10.00%	10.50%
Tier 1 risk-based capital ratio	12.01	11.99	8.00	8.50
Common equity tier 1 ratio	12.01	11.99	6.50	7.00
Leverage ratio	9.28	9.27	5.00	4.00

(1)The capital requirements are only applicable to the Bank, and the Company's ratios are included for comparison purpose.
(2)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonuses to executive officers.

OP Bancorp				Change 2Q2024 vs.
	2Q2024	1Q2024	2Q2023	1Q2024	2Q2023
Risk-Based Capital Ratios:
Total risk-based capital ratio	13.26%	13.59%	13.10%	(0.33)%	0.16%
Tier 1 risk-based capital ratio	12.01	12.34	11.92	(0.33)	0.09
Common equity tier 1 ratio	12.01	12.34	11.92	(0.33)	0.09
Leverage ratio	9.28	9.65	9.50	(0.37)	(0.22)
Risk-weighted Assets ($ in thousands)	$1,776,771	$1,715,186	$1,700,205	3.59	4.50

ABOUT OP BANCORP
OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.” The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties in California, the Dallas metropolitan area in Texas, and Clark County in Nevada and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates eleven full-service branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Cerritos, Gardena, Buena Park, and Santa Clara, California, Carrollton, Texas and Las Vegas, Nevada. The Bank also has four loan production offices in Pleasanton, California, Atlanta, Georgia, Aurora, Colorado, and Lynnwood, Washington. The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010. Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters set forth herein constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: the effects of substantial fluctuations in, and continuing elevated levels of, interest rates on our borrowers’ ability to perform in accordance with the terms of their loans and on our deposit customers’ expectation for higher rates on deposit products; cybersecurity risks, including the potential for the occurrence of successful cyberattacks and our ability to prevent and to mitigate the harms resulting from any such attacks; infrastructure risks and similar circumstances that affect our and our customers’ ability to communicate and to engage in routine online banking activities; business and economic conditions, particularly those affecting the financial services industry and our primary market areas; risks of international conflict, terrorism, civil unrest and domestic instability; the continuing effects of inflation and monetary policies, particularly those relating to the decisions and indicators of intent expressed by the Federal Reserve Open Markets Committee, as those circumstances impact our operations and our current and prospective borrowers and depositors; our ability to balance deposit liabilities and liquidity sources (including our ability to reprice those instruments and balancing our borrowings and investments to keep pace with changing market conditions) so as to meet current and expected withdrawals while promoting strong earning capacity; our ability to manage our credit risk successfully and to assess, adjust and monitor the sufficiency of our allowance for credit losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, the success of construction projects that we finance, including any loans acquired in acquisition transactions; the impacts of credit quality on our earnings and the related effects of increases to the reserve on our net income; our ability effectively to execute our strategic plan and manage our growth; interest rate fluctuations, which could have an adverse effect on our profitability; external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition; continued or increasing competition from other banks and from credit unions and non-bank financial services companies, many of which are subject to less restrictive or less costly regulations than we are; challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services; practical and regulatory constraints on the ability of Open Bank to pay dividends to us; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; a failure in the internal controls we have implemented to address the risks inherent to the business of banking; including internal controls that affect the reliability of our publicly reported financial statements; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance, particularly with respect to the effects of predictions of future economic conditions as those circumstances affect our estimates for the adequacy of our allowance for credit losses and the related provision expense; changes in our management personnel or our inability to retain motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions; political developments, uncertainties or instability, catastrophic events, or natural disasters, such as earthquakes, fires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation; compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; and our ability the manage the foregoing and other factors set forth in the Company’s public reports. We describe these and other risks that could affect our results in Item 1A. “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2023 and in our subsequent filings with the Securities and Exchange Commission.
Contact
Investor Relations
OP Bancorp
Christine Oh
EVP & CFO
213.892.1192
Christine.oh@myopenbank.com

CONSOLIDATED BALANCE SHEETS (unaudited)

($ in thousands)	As of			% Change 2Q2024 vs.
	2Q2024	1Q2024	2Q2023	1Q2024	2Q2023
Assets
Cash and due from banks	$21,771	$20,513	$21,295	6.1%	2.2%
Interest-bearing deposits in other banks	105,905	118,733	122,466	(10.8)	(13.5)
Cash and cash equivalents	127,676	139,246	143,761	(8.3)	(11.2)
Available-for-sale debt securities, at fair value	199,205	187,225	202,250	6.4	(1.5)
Other investments	16,367	16,264	16,183	0.6	1.1
Loans held for sale	6,485	16,075	—	(59.7)	n/m
CRE loans	931,284	905,534	847,863	2.8	9.8
SBA loans	242,395	247,550	238,785	(2.1)	1.5
C&I loans	188,557	147,508	112,160	27.8	68.1
Home mortgage loans	506,873	502,995	516,226	0.8	(1.8)
Consumer loans	997	1,400	1,163	(28.8)	(14.3)
Gross loans receivable	1,870,106	1,804,987	1,716,197	3.6	9.0
Allowance for credit losses	(22,760)	(22,129)	(20,802)	2.9	9.4
Net loans receivable	1,847,346	1,782,858	1,695,395	3.6	9.0
Premises and equipment, net	4,716	4,971	5,093	(5.1)	(7.4)
Accrued interest receivable, net	8,555	8,370	7,703	2.2	11.1
Servicing assets	11,043	11,405	12,654	(3.2)	(12.7)
Company owned life insurance	22,566	22,399	21,913	0.7	3.0
Deferred tax assets, net	14,117	13,802	13,360	2.3	5.7
Other real estate owned	1,237	1,237	—	—	n/m
Operating right-of-use assets	8,348	8,864	9,487	(5.8)	(12.0)
Other assets	23,019	21,804	23,902	5.6	(3.7)
Total assets	$2,290,680	$2,234,520	$2,151,701	2.5%	6.5%
Liabilities and Shareholders' Equity
Liabilities:
Noninterest-bearing	$518,456	$539,396	$634,745	(3.9)%	(18.3)%
Money market and others	332,137	327,718	344,162	1.3	(3.5)
Time deposits greater than $250	533,857	451,497	416,208	18.2	28.3
Other time deposits	556,371	576,800	464,524	(3.5)	19.8
Total deposits	1,940,821	1,895,411	1,859,639	2.4	4.4
Federal Home Loan Bank advances	115,000	105,000	75,000	9.5	53.3
Accrued interest payable	15,504	12,270	9,354	26.4	65.7
Operating lease liabilities	9,000	9,614	10,486	(6.4)	(14.2)
Other liabilities	14,449	17,500	13,452	(17.4)	7.4
Total liabilities	2,094,774	2,039,795	1,967,931	2.7	6.4
Shareholders' equity:
Common stock	73,749	75,957	77,464	(2.9)	(4.8)
Additional paid-in capital	11,441	11,240	10,297	1.8	11.1
Retained earnings	127,929	124,280	114,177	2.9	12.0
Accumulated other comprehensive loss	(17,213)	(16,752)	(18,168)	2.8	(5.3)
Total shareholders’ equity	195,906	194,725	183,770	0.6	6.6
Total liabilities and shareholders' equity	$2,290,680	$2,234,520	$2,151,701	2.5%	6.5%

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Three Months Ended			% Change 2Q2024 vs.
	2Q2024	1Q2024	2Q2023	1Q2024	2Q2023
Interest income
Interest and fees on loans	$30,605	$30,142	$27,288	1.5%	12.2%
Interest on available-for-sale debt securities	1,590	1,460	1,562	8.9	1.8
Other interest income	2,162	1,311	1,252	64.9	72.7
Total interest income	34,357	32,913	30,102	4.4	14.1
Interest expense
Interest on deposits	17,343	15,675	11,920	10.6	45.5
Interest on borrowings	820	1,259	930	(34.9)	(11.8)%
Total interest expense	18,163	16,934	12,850	7.3	41.3
Net interest income	16,194	15,979	17,252	1.3	(6.1)
Provision for credit losses	617	145	—	325.5	n/m
Net interest income after provision for credit losses	15,577	15,834	17,252	(1.6)	(9.7)
Noninterest income
Service charges on deposits	793	612	573	29.6	38.4
Loan servicing fees, net of amortization	575	772	595	(25.5)	(3.4)
Gain on sale of loans	2,325	1,703	2,098	36.5	10.8
Other income	491	499	339	(1.6)	44.8
Total noninterest income	4,184	3,586	3,605	16.7	16.1
Noninterest expense
Salaries and employee benefits	7,568	7,841	7,681	(3.5)	(1.5)
Occupancy and equipment	1,660	1,655	1,598	0.3	3.9
Data processing and communication	530	487	546	8.8	(2.9)
Professional fees	406	395	381	2.8	6.6
FDIC insurance and regulatory assessments	378	374	420	1.1	(10.0)
Promotion and advertising	151	149	159	1.3	(5.0)
Directors’ fees	178	157	210	13.4	(15.2)
Foundation donation and other contributions	539	540	594	(0.2)	(9.3)
Other expenses	779	559	711	39.4	9.6
Total noninterest expense	12,189	12,157	12,300	0.3	(0.9)
Income before income tax expense	7,572	7,263	8,557	4.3	(11.5)
Income tax expense	2,136	2,037	2,466	4.9	(13.4)
Net income	$5,436	$5,226	$6,091	4.0%	(10.8)%

Book value per share	$13.22	$13.00	$12.16	1.7%	8.7%
Earnings per share - basic	0.36	0.34	0.39	5.9	(7.7)
Earnings per share - diluted	0.36	0.34	0.39	5.9	(7.7)

Shares of common stock outstanding, at period end	14,816,281	14,982,555	15,118,268	(1.1)%	(2.0)%
Weighted average shares:
- Basic	14,868,344	14,991,835	15,158,365	(0.8)%	(1.9)%
- Diluted	14,868,344	14,991,835	15,169,794	(0.8)	(2.0)

KEY RATIOS

	For the Three Months Ended			% Change 2Q2024 vs.
	2Q2024	1Q2024	2Q2023	1Q2024	2Q2023
Return on average assets (ROA)(1)	0.95%	0.96%	1.15%	—%	(0.2)%
Return on average equity (ROE)(1)	11.23	10.83	13.27	0.4	(2.0)
Net interest margin(1)	2.96	3.06	3.40	(0.1)	(0.4)
Efficiency ratio	59.81	62.14	58.97	(2.3)	0.8

Total risk-based capital ratio	13.26%	13.59%	13.10%	(0.3)%	0.2%
Tier 1 risk-based capital ratio	12.01	12.34	11.92	(0.3)	0.1
Common equity tier 1 ratio	12.01	12.34	11.92	(0.3)	0.1
Leverage ratio	9.28	9.65	9.50	(0.4)	(0.2)

(1)Annualized.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Six Months Ended
	2Q2024	2Q2023	% Change
Interest income
Interest and fees on loans	$60,747	$53,299	14.0%
Interest on available-for-sale debt securities	3,050	3,128	(2.5)
Other interest income	3,473	2,269	53.1
Total interest income	67,270	58,696	14.6
Interest expense
Interest on deposits	33,018	22,302	48.0
Interest on borrowings	2,079	1,250	66.3
Total interest expense	35,097	23,552	49.0
Net interest income	32,173	35,144	(8.5)
Provision for (reversal of) credit losses	762	(338)	n/m
Net interest income after provision for credit losses	31,411	35,482	(11.5)
Noninterest income
Service charges on deposits	1,405	991	41.8%
Loan servicing fees, net of amortization	1,347	1,441	(6.5)
Gain on sale of loans	4,028	4,668	(13.7)
Other income	990	800	23.8
Total noninterest income	7,770	7,900	(1.6)
Noninterest expense
Salaries and employee benefits	15,409	14,933	3.2
Occupancy and equipment	3,315	3,168	4.6
Data processing and communication	1,017	1,096	(7.2)
Professional fees	801	740	8.2
FDIC insurance and regulatory assessments	752	887	(15.2)
Promotion and advertising	300	321	(6.5)
Directors’ fees	335	371	(9.7)
Foundation donation and other contributions	1,079	1,347	(19.9)
Other expenses	1,338	1,345	(0.5)
Total noninterest expense	24,346	24,208	0.6
Income before income tax expense	14,835	19,174	(22.6)
Income tax expense	4,173	5,549	(24.8)
Net income	$10,662	$13,625	(21.7)%

Book value per share	$13.22	$12.16	8.7%
Earnings per share - basic	0.70	0.88	(20.5)
Earnings per share - diluted	0.70	0.88	(20.5)

Shares of common stock outstanding, at period end	14,816,281	15,118,268	(2.0)%
Weighted average shares:
- Basic	14,930,090	15,221,010	(1.9)%
- Diluted	14,930,090	15,241,903	(2.0)

KEY RATIOS

	For the Six Months Ended
	2Q2024	2Q2023	% Change
Return on average assets (ROA)(1)	0.96%	1.29%	(0.3)%
Return on average equity (ROE)(1)	11.03	15.02	(4.0)
Net interest margin(1)	3.01	3.48	(0.5)
Efficiency ratio	60.95	56.24	4.7

Total risk-based capital ratio	13.26%	13.10%	0.2%
Tier 1 risk-based capital ratio	12.01	11.92	0.1
Common equity tier 1 ratio	12.01	11.92	0.1
Leverage ratio	9.28	9.50	(0.2)

(1)Annualized.

ASSET QUALITY

($ in thousands)	As of and For the Three Months Ended
	2Q2024	1Q2024	2Q2023
Nonaccrual loans(1)	$4,389	$4,343	$3,447
Loans 90 days or more past due, accruing(2)	—	—	—
Nonperforming loans	4,389	4,343	3,447
OREO	1,237	1,237	—
Nonperforming assets	$5,626	$5,580	$3,447

Criticized loans by risk categories:
Special mention loans	$3,339	$1,415	$2,909
Classified loans(1)(3)	13,089	10,149	4,629
Total criticized loans	$16,428	$11,564	$7,538

Criticized loans by loan type:
CRE loans	$5,896	$5,292	$—
SBA loans	9,771	6,055	4,784
C&I loans	550	—	200
Home mortgage loans	211	217	2,554
Total criticized loans	$16,428	$11,564	$7,538

Nonperforming loans / gross loans	0.23%	0.24%	0.20%
Nonperforming assets / gross loans plus OREO	0.30	0.31	0.20
Nonperforming assets / total assets	0.25	0.25	0.16
Classified loans / gross loans	0.70	0.56	0.27
Criticized loans / gross loans	0.88	0.64	0.44

Allowance for credit losses ratios:
As a % of gross loans	1.22%	1.23%	1.21%
As a % of nonperforming loans	519	510	603
As a % of nonperforming assets	405	397	603
As a % of classified loans	174	218	449
As a % of criticized loans	139	191	276

Net charge-offs (recoveries)	$(4)	$57	$12
Net charge-offs (recoveries)(4) to average gross loans(5)	(0.00)%	0.01%	0.00%

(1)Excludes the guaranteed portion of SBA loans that are in liquidation totaling $3.5 million, $3.1 million and $5.1 million as of June 30, 2024, March 31, 2024 and June 30, 2023, respectively.
(2)Excludes the guaranteed portion of SBA loans that are in liquidation totaling $246 thousand as of June 30, 2023.
(3)Consists of substandard, doubtful and loss categories.
(4)Annualized.
(5)Includes loans held for sale.

($ in thousands)	2Q2024	1Q2024	2Q2023
Accruing delinquent loans 30-89 days past due
30-59 days	$3,774	$801	$3,647
60-89 days	2,878	3,103	1,568
Total	$6,652	$3,904	$5,215

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	For the Three Months Ended
	2Q2024			1Q2024			2Q2023
($ in thousands)	Average Balance	Interest and Fees	Yield/ Rate(1)	Average Balance	Interest and Fees	Yield/ Rate(1)	Average Balance	Interest and Fees	Yield/ Rate(1)
Interest-earning assets:
Interest-bearing deposits in other banks	$135,984	$1,847	5.37%	$73,047	$989	5.35%	$79,200	$1,003	5.01%
Federal funds sold and other investments	16,307	315	7.72	16,265	322	7.92	15,374	249	6.46
Available-for-sale debt securities, at fair value	195,512	1,590	3.25	191,383	1,460	3.05	209,801	1,562	2.98
CRE loans	908,073	13,742	6.09	901,262	13,729	6.13	838,526	11,823	5.66
SBA loans	259,649	7,116	11.02	259,368	7,213	11.19	262,825	7,174	10.95
C&I loans	172,481	3,367	7.85	134,893	2,670	7.96	114,103	2,232	7.85
Home mortgage loans	501,862	6,348	5.06	512,023	6,495	5.07	508,976	6,043	4.75
Consumer loans	1,219	32	10.44	1,386	35	10.10	1,334	16	4.77
Loans(2)	1,843,284	30,605	6.67	1,808,932	30,142	6.69	1,725,764	27,288	6.34
Total interest-earning assets	2,191,087	34,357	6.29	2,089,627	32,913	6.32	2,030,139	30,102	5.94
Noninterest-earning assets	89,446			87,586			84,991
Total assets	$2,280,533			$2,177,213			$2,115,130

Interest-bearing liabilities:
Money market deposits and others	$338,554	$3,494	4.15%	$367,386	$3,940	4.31%	$357,517	$3,201	3.59%
Time deposits	1,102,587	13,849	5.05	954,442	11,735	4.94	843,836	8,719	4.14
Total interest-bearing deposits	1,441,141	17,343	4.84	1,321,828	15,675	4.77	1,201,353	11,920	3.98
Borrowings	77,314	820	4.27	108,681	1,259	4.66	82,586	930	4.52
Total interest-bearing liabilities	1,518,455	18,163	4.81	1,430,509	16,934	4.76	1,283,939	12,850	4.01
Noninterest-bearing liabilities:
Noninterest-bearing deposits	529,179			514,503			615,748
Other noninterest-bearing liabilities	39,301			39,207			31,810
Total noninterest-bearing liabilities	568,480			553,710			647,558
Shareholders’ equity	193,598			192,994			183,633
Total liabilities and shareholders’ equity	$2,280,533			2,177,213			2,115,130

Net interest income / interest rate spreads		$16,194	1.48%		$15,979	1.56%		$17,252	1.93%
Net interest margin			2.96%			3.06%			3.40%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,970,320	$17,343	3.54%	$1,836,331	$15,675	3.43%	$1,817,101	$11,920	2.63%
Total funding liabilities / cost of funds	2,047,634	18,163	3.57	1,945,012	16,934	3.50	1,899,687	12,850	2.71

(1)Annualized.
(2)Includes loans held for sale.

	For the Six Months Ended
	2Q2024			2Q2023
($ in thousands)	Average Balance	Interest and Fees	Yield/ Rate(1)	Average Balance	Interest and Fees	Yield/ Rate(1)
Interest-earning assets:
Interest-bearing deposits in other banks	$104,515	$2,836	5.37%	$76,695	$1,849	4.79%
Federal funds sold and other investments	16,286	637	7.82	13,761	420	6.10
Available-for-sale debt securities, at fair value	193,448	3,050	3.15	210,130	3,128	2.98
CRE loans	904,667	27,471	6.11	839,459	23,002	5.53
SBA loans	259,508	14,329	11.10	268,823	14,156	10.62
C&I loans	153,687	6,037	7.90	117,988	4,432	7.58
Home mortgage loans	506,943	12,843	5.07	497,949	11,676	4.69
Consumer & other loans	1,303	67	10.26	1,360	33	4.92
Loans(2)	1,826,108	60,747	6.68	1,725,579	53,299	6.22
Total interest-earning assets	2,140,357	67,270	6.31	2,026,165	58,696	5.83
Noninterest-earning assets	88,516			83,771
Total assets	$2,228,873			$2,109,936

Interest-bearing liabilities:
Money market deposits and others	$352,970	$7,434	4.24%	$383,521	$6,351	3.34%
Time deposits	1,028,515	25,584	5.00	815,267	15,952	3.95
Total interest-bearing deposits	1,381,485	33,018	4.81	1,198,788	22,303	3.75
Borrowings	92,998	2,079	4.50	54,533	1,249	4.62
Total interest-bearing liabilities	1,474,483	35,097	4.79	1,253,321	23,552	3.79
Noninterest-bearing liabilities:
Noninterest-bearing deposits	521,841			643,465
Other noninterest-bearing liabilities	39,253			31,729
Total noninterest-bearing liabilities	561,094			675,194
Shareholders’ equity	193,296			181,421
Total liabilities and shareholders’ equity	$2,228,873			2,109,936

Net interest income / interest rate spreads		$32,173	1.52%		$35,144	2.04%
Net interest margin			3.01%			3.48%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,903,326	$33,018	3.49%	1,842,253	$22,303	2.44%
Total funding liabilities / cost of funds	1,996,324	35,097	3.54	1,896,786	23,552	2.50

(1)Annualized.
(2)Includes loans held for sale.